Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Amplify ETF Trust
(Exact name of registrant as specified in its charter)

Massachusetts	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3333 Warrenville Rd, Suite 350 Lisle, Illinois	60532
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, $0.01 par value per share, of Amplify Top 10™ Asia Memory ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-207937

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of the Amplify Top 10™ Asia Memory ETF (the “Fund”), a series of the Amplify ETF Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Preliminary Prospectus, which is a part of Post-Effective Amendment No. 415 to the Registration Statement on Form N-1A (Registration Nos. 333-207937 and 811-23108), filed with the Securities and Exchange Commission on May 22, 2026. Such description is incorporated by reference herein.

Item 2.	Exhibits

1.       Registrant’s Amended and Restated Declaration of Trust and Establishment and Designation of Series Attached Thereto as Schedule A, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed December 23, 2015 (File Nos. 333-207937; 811-23108).

2.       By-Laws of the Registrant, incorporated herein by reference to Exhibit (b) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed December 23, 2015 (File Nos. 333-207937; 811-23108).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Amplify ETF Trust

By:	/s/ Christian Magoon
Christian Magoon
Chief Executive Officer and President

August 17, 2026

Exhibit 1

Fund	I.R.S. Employer Identification No.
Amplify Top 10™ Asia Memory ETF	42-3775898